                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


            Date of report (Date of earliest event reported) 6/23/95
                                                             -------
                       AMERICAN CONSUMER PRODUCTS, INC.
            ---------------------------------------------------------
               (Exact name of registrant as specified in charter)


      Delaware                   O-15051        34-1376833
      --------                  ---------       ----------
   (State or other              (Commission     (I.R.S. Employer
   jurisdiction                  File No.)         Identification
  incorporation or                                   Number)
   organization)




                      31100 Solon Road, Solon, Ohio 44139
                      -----------------------------------
                       (Address of Registrant's principal
                               executive offices)


        Registrant's telephone number, including area code  216-248-7000
                                                            ------------


         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                             -------------------------

                    The Exhibit Index is located at Page 10.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                        As set forth in the press release attached hereto as
Exhibit 99, on June 23, 1995, the Registrant sold substantially all of the assets of its Sharon Fastener division (the "Division") to Pawtucket Fasteners, L.P., a Rhode Island limited partnership for approximately $6,900,000 cash and the assumption of approximately $90,000 of the Division's obligations.


ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

                 (b) Pro Forma Financial Information.

                 Introduction to Unaudited Pro Forma Condensed
                    Financial Information                                    P-1
                 Unaudited Pro Forma Condensed Statement
                    of Operations for the Quarter Ended
                    April 1, 1995                                            P-2
                 Unaudited Pro Forma Condensed Statement
                    of Operations for the Year Ended
                    December 31, 1994                                        P-3
                 Unaudited Pro Forma Condensed Balance Sheet
                    as of April 1, 1995                                      P-4
                 Notes to Unaudited Pro Forma Condensed
                    Financial Information                                    P-5

                 (c) Exhibits.

             See the Exhibit Index located at sequential page 10 of this Report.

               AMERICAN CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


INTRODUCTION
- ------------

The following pro forma condensed balance sheet as of April 1, 1995 and pro forma condensed statements of operations for the year ended December 31, 1994 and for the quarter ended April 1, 1995 reflect the sale of substantially all of the assets of the Company's Sharon Fastener division ("Sharon") for approximately $6,900,000 of cash and the assumption of approximately $90,000 of obligations, which took place on June 23, 1995. The unaudited pro forma condensed financial information is based on the historical financial information of the Company, as of and for the periods referred to above.The pro forma adjustments are based on preliminary estimates, described in the notes thereto. The final purchase price is subject to a post closing adjustment; however, the effect of any such adjustment, if any, on the results of operations and financial position of the Company are not expected to be material. The pro forma adjustments related to the unaudited pro forma condensed balance sheet have been computed assuming that the sale was consummated on April 1, 1995. The pro forma adjustments related to the unaudited pro forma condensed statements of operations for the year ended December 31, 1994 and for the quarter ended April 1, 1995 have been computed assuming that the sale was consummated on the first day of the Company's 1994 fiscal year.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of or intended to project the operating results or financial position that would have occurred had the transaction been consummated on the first day of the Company's 1994 fiscal year or April 1, 1995, nor is it necessarily indicative of or intended to project future operating results or financial position.

              AMERICAN CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Quarter Ended April 1, 1995

                       ($ in 000's except per share data)

                                                                 Proforma Adjustments
                                                                 --------------------
                                            Historical           Amount          Ref.        Proforma
                                          ------------        ------------       -----     ------------
Net Sales..............................   $     26,000        $     (2,655)      (F)       $     23,345

Cost of Goods Sold.....................         19,726              (2,471)      (F)             17,255
                                          ------------        ------------                 ------------

Gross Profit...........................          6,274                (184)                       6,090

Operating Expenses.....................          5,729                (179)      (G)              5,550
                                          ------------        ------------                 ------------

Income from Operations.................            545                  (5)                         540

Interest Expense.......................            695                (176)      (H)                519
                                          ------------        ------------                 ------------

Income (Loss) Before Income Taxes......           (150)                171                           21

Provision for Income Taxes.............            (68)                 77       (I)                  9
                                          ------------        ------------                 ------------

Net Income (Loss)......................  $         (82)       $         94                 $         12
                                          ============        ============                 ============
Net Income (Loss) per Common Share ....  $       (0.03)                                    $       0.00

Weighted Average Shares Outstanding....      2,486,000                                        2,486,000

              AMERICAN CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1994

                       ($ in 000's except per share data)

                                                                 Proforma Adjustments
                                                                 --------------------
                                            Historical           Amount          Ref.        Proforma
                                          ------------        ------------       -----     ------------
Net Sales.............................    $   106,748         $    (11,935)       (F)      $     94,813

Cost of Goods Sold....................         79,568              (11,390)       (F)            68,178
                                          ------------        ------------                 ------------
Gross Profit..........................         27,180                 (545)                      26,635

Operating Expenses....................         23,551                 (799)       (G)            22,752
                                          ------------        ------------                 ------------
Income from Operations................          3,629                  254                        3,883

Costs Associated with Abandoned
  Business Combination................            370                                               370

Interest Expense......................          2,492                 (592)       (H)             1,900
                                          ------------        ------------                 ------------
Income Before Income Taxes............            767                  846                        1,613

Provision for Income Taxes............            346                  380        (I)               726
                                          ------------        ------------                 ------------
Net Income ...........................    $       421         $        466                 $        887
                                          ============        ============                 ============
Net Income per Common Share ..........    $      0.17                                      $       0.36

Weighted Average Shares Outstanding....     2,473,000                                         2,473,000

              AMERICAN CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                April 1, 1995

                                  ($ in 000's)

                                                                                        Proforma Adjustments
                   ASSETS                                                               --------------------
Current Assets:                                                      Historical           Amount      Ref.        Proforma
                                                                    ------------        ------------  -----     ------------
        Cash.................................................       $      112          $                       $      112
        Accounts receivable, net                                        14,829                                      14,829  (J)
        Inventories..........................................           27,440              (4,600)  (B)            22,840
        Prepaid expenses and other assets....................            1,931                 500   (A),(B)         2,431
                                                                    ------------        ------------            ------------
              Total current assets...........................           44,312              (4,100)                 40,212
                                                                    ------------        ------------            ------------

Property and Equipment, net..................................           10,284              (1,800)  (B)             8,484

Other Assets:
        Cost in excess of net tangible assets of
          acquired businesses, net...........................            2,550              (2,230)  (B)               320
        Deferred income taxes................................              488                                         488
        Deferred costs and other assets......................              244                                         244
                                                                    ------------        ------------            ------------
                                                                         3,282              (2,230)                  1,052
                                                                    ------------        ------------            ------------
              Total assets...................................        $  57,878          $   (8,130)             $   49,748
                                                                    ============        ============            ============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
        Current maturities of long-term obligations..........        $     398          $                       $      398
        Accounts payable.....................................            4,875                                       4,875
        Accrued liabilities and income taxes.................            4,499                 665   (C),(D)         5,164
                                                                    ------------        ------------            ------------
              Total current liabilities......................            9,772                 665                  10,437  (J)
                                                                    ------------        ------------            ------------

Long-term Obligations, net of current maturities.............           29,441              (6,300)  (A)            23,141
                                                                    ------------        ------------            ------------
        Total liabilities....................................           39,213              (5,635)                 33,578


Stockholders' Equity:
        Common stock and Paid in Capital.....................            8,372                                       8,372
        Retained earnings....................................           10,293              (2,495)  (E)             7,798
                                                                    ------------        ------------            ------------
              Total stockholders' equity.....................           18,665              (2,495)                 16,170
                                                                    ------------        ------------            ------------
              Total liabilities and stockholders' equity.....        $  57,878          $   (8,130)             $   49,748
                                                                    ============        ============            ============

               AMERICAN CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                                  ($ in 000's)


                     (A) American Consumer Products, Inc. ("ACPI") received approximately $6,900 in cash at the closing, approximately $6,300 of which has been applied to reduce outstanding indebtedness under the Company's revolving credit facility. The remaining $600 of the proceeds has been placed in escrow and is subject to claims for indemnification under the purchase agreement. Subject to such claims, 50% of this amount is to be distributed to ACPI by September 30, 1995 and the balance is to be distributed to ACPI by March 31, 1996.

                     (B) All of the inventories, fixed assets and certain other assets used in the Sharon Fastener division were sold to Pawtucket Fasteners, L.P. ("Pawtucket"). In addition, the cost in excess of net tangible assets of acquired businesses, relating to Sharon, has been written off.

                     (C) The pro forma adjustments include the amounts of the obligations which Pawtucket assumed from ACPI. In addition, the pro forma adjustments include an accrual for professional fees and other direct expenses associated with the sale of Sharon.

                     (D) ACPI does not anticipate that any tax benefit will be realized on the write off of the cost in excess of net tangible assets of acquired businesses. As a result, the tax effect of the transaction is expected to be immaterial and no pro forma adjustment for income taxes is included in the pro forma condensed balance sheet.

                     (E) Retained earnings have been reduced by the amount of the estimated loss on the sale of Sharon. The loss consists of the net book value of the assets sold minus the total proceeds, including the obligations assumed by the buyer, plus the transaction costs.

                     (F) Net sales and cost of goods sold have been adjusted to eliminate the actual amounts generated by Sharon in the periods shown. ACPI entered into an agreement with Pawtucket, in connection with the sale of assets, under which ACPI will continue to serve as a sales representative for Sharon. Net sales have also been adjusted to include the estimated amount of commissions that ACPI would have received from Pawtucket, according to the terms of the sales representation agreement, had the agreement commenced on the first day of the Company's 1994 fiscal year. There can be no assurance as to the amount of revenues that will be generated under the sales representation agreement in the future.

                     (G) Operating expenses have been adjusted by the estimated savings that would result from a reduced administrative staff and the elimination of other marketing and general and administrative expenses associated with Sharon.

                     (H) Interest expense has been adjusted for the pro forma effect of reduced borrowings. The cash generated from the sale was assumed to be applied to the Company's revolving credit facility and the effect on interest expense was determined using the weighted average interest rates in effect for the period. The cash proceeds, net of the transaction costs, were assumed to have been realized on the first day of the Company's 1994 fiscal year and the collection of the Sharon accounts receivable retained by the Company and the payment of the Sharon liabilities retained by the Company were assumed to have occurred in early 1994.

                     (I) The provision for income taxes has been adjusted at the Company's effective income tax rate, which approximates the statutory rate for Federal, state and local income taxes.

                     (J) ACPI retained the accounts receivable and substantially all of the liabilities of Sharon. The Company expects to collect the accounts receivable and to pay the liabilities as they become due resulting in net additional cash receipts of approximately $1,000.

                                   SIGNATURES


                          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 10, 1995                         AMERICAN CONSUMER PRODUCTS, INC.



                                               BY:/s/Joel M. Falck
                                                  -----------------
                                                  Joel M. Falck
                                                  Vice President - Finance

                                 Exhibit Index




Exhibit No.               Description                                      Page
- -----------               -----------                                      ----
   2                      Asset Purchase Agreement dated June
                          23, 1995 between American Consumer
                          Products, Inc. and Pawtucket Fasteners,
                          L.P.  (Upon request, the Registrant shall
                          furnish supplementally a copy of any omitted
                          schedule to the Securities and Exchange
                          Commission)                                        11

  99                      Press Release dated June 23, 1995                  59